                          OPTION TO PURCHASE AGREEMENT
                           (UNPATENTED MINING CLAIMS)
                            WILDCAT PROJECT, NEVADA

This Option to Purchase Agreement (hereinafter "Agreement") is made and entered effective September 23, 2003, by and between Monex Exploration, a partnership, whose partners are E.Chapel and Deborah H.Shields (hereinafter "Owner"), whose address is 5195 Rio Pinar, Reno, Nevada 89509 and Vista Nevada Corp., a Nevada corporation (hereinafter "Vista"), whose address is 7961 Shaffer Parkway,
Suite 5, Littleton, Colorado 80127.

RECITALS

Owner represents that it is the owner and is in possession of all those certain unpatented mining claims situated in Pershing County, Nevada, which are more particularly described in Exhibit "A" attached hereto and made a part hereof, together with all ore, minerals, and mineral substances of every nature and character, whatsoever, and together with all dips, spurs, extralateral rights, dumps, tailings, severed ore thereon, and any easements, rights-of-way, water rights, structures, improvements, and fixtures appurtenant thereto, (hereinafter "Premises"), and all rights hereafter acquired by Owner to the Premises.

Vista desires to obtain and Owner is willing to grant an exclusive option to purchase the Premises to Vista, together with certain rights of access to the Premises during the term of this Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration paid to Owner, the receipt and sufficiency of which are hereby acknowledged, and further in consideration of the mutual covenants, agreements, and promises herein contained, the parties hereto agree as follows:

1.0  GRANT OF RIGHTS AND OPTION.

     (a) Owner hereby grants to Vista free and unrestricted access to the Premises, the exclusive option to purchase the Premises, and the exclusive right (i) to explore, sample, and test the Premises, (ii) to erect, construct, use, and maintain on the Premises such roads, structures, machinery, equipment, personal property, fixtures, and improvements as may be required for the conduct of its exploration and related operations, and (iii) to extract and remove from the Premises such ore, minerals, or mineral substances as may be removed in the normal course of exploration operations and such materials as Vista may require for bulk sampling and testing. Vista shall not conduct commercial mining operations on the Premises or sell any ore, minerals, or other products from the Premises before exercising the Option to Purchase as provided for in this Agreement.

     (b) To exercise all other rights which are incidental to any and all of the rights referred to herein; and

     (c) To use the Premises for all of the purposes stated in this Section in conjunction with

     Vista's activities on other properties.

2.0  TERM.

2.1 TERM OF AGREEMENT. This Agreement is granted for a term of one (1) year from the date hereof and, provided that Vista exercises its Option to Purchase before the end of the one year term, for an additional period for the Closing provided for in Section 4.3 to occur.

3.0  OPTION PAYMENTS.

     (a) Vista shall pay to Owner option payments (hereinafter "Option Payments") on the dates and in the amounts as follows:

          Amounts                 Due Dates
          -------                 ---------
          $ 200,000               Upon the execution of this Agreement
          $ 300,000               on or before August 15, 2004.

          If this Agreement is terminated, Vista shall have no obligation to make any of the payments described above, the due dates of which occur after the date of such termination.

          These payments shall be in lieu of any obligation on the part of Vista express or implied, to explore the Premises or perform any work thereon except as may otherwise be expressly provided for in this Agreement.

     (b) Credit/Offset. All Option Payments paid to Owner shall be a credit against the Purchase Price as provided in Section 4.1.

3.1 PAYMENT METHOD. All payments due to the Owner shall be paid by check or wire transfer. All payments shall be made to the Owner at the address specified in Section 10.3 (NOTICES). Owner may designate a different receiving address or account consistent with the terms of Section 10.3.

4.0 PURCHASE OPTION. Owner hereby grants to Vista the exclusive right and option to purchase all of the Premises from Owner at anytime during the term of this Agreement. Vista shall be required to exercise its option to purchase all of the Premises before the commencement of construction of any permanent facilities for mining or processing ore minerals, and mineral substances on the Premises or the commencement of any actual mining operations on the Premises for the purpose of beginning commercial production of minerals from the Premises.

4.1 PURCHASE PRICE. The Purchase Price for all of the Premises, together with any and all easements, rights-of-way, water rights, structures, improvements and fixtures appurtenant thereto (hereinafter "Purchase Price") shall be Five Hundred Thousand Dollars ($500,000).

4.2 EXERCISE OF PURCHASE OPTION. Vista may exercise the Purchase Option at any time during the term of the Agreement. To exercise the Purchase Option, Vista shall either (i) deliver written notice to Owner; or (ii) mail written notice to Owner at the address shown first above.

     In the event Vista purchases the Premises, Vista shall pay the Purchase Price to Owner and Owner shall execute and deliver the Mining Deed to Vista as provided in Section 4.3. Thereafter, Vista shall own all of Owner's right, title, and interest in and to the Premises.

4.3 CLOSING. If Vista exercises the Option, the parties shall diligently attempt to close the purchase and sale of the Property within thirty (30) days following Vista's delivery of its notice of exercise. Owner shall execute and deliver at the Closing a Mining Deed in form proper for recording under Nevada law. The Mining Deed shall convey from Owner to Vista all of Owner's right, title and interest in and to the Premises, together with all dumps, tailings, extralateral rights, minerals (including severed ore), mineral rights, water rights and all easements, fixtures, improvements, rights-of-way, structures and water rights on, under or appurtenant to the Premises, subject only to the existing production royalties reserved to Raymond W. Wittcopp and Leslie A. Wittcopp and LAC Minerals (USA) Inc. and Homestake Mining Company, the latter two companies being affiliates of and presently controlled or owned by Barrick Gold Corporation. Owner's conveyance under the Mining Deed shall also be subject to the obligation of VISTA AND ITS SUCCESSORS AND ASSIGNS to pay to Owner a one-time production payment in the amount of $500,000.00 upon commencement of commercial production of minerals from the Premises. For purposes of the Mining Deed, the term "commercial production" shall mean the production of minerals in commercial quantities for shipment from the Premises and sale, but not including minerals produced for testing, including bulk samples. The Mining Deed shall include Owner's general warranty of title to Vista, subject to the foregoing production royalties and subject to the paramount title of the United States to the unpatented mining claims, free and clear of any and all liens, claims and encumbrances of every kind and nature, except those described in this paragraph. At the Closing, Vista shall deliver the Purchase Price in immediately available funds or by wire transfer to an account designated by Owner. The parties shall execute and deliver such other written assurances as are reasonably necessary to consummate the transactions contemplated under this Agreement and to complete the Closing. Vista shall pay the real property transfer taxes, recording fees and Bureau of Land Management notice of transfer filing fees incurred on the recording of the Mining Deed and filing of the notice of transfer with the Bureau of Land Management. The real property taxes, if any, assessed against the Premises shall be prorated between Owner and Vista as of the Closing Date. On completion of the Closing, Vista shall own all right, title and interest in and to the Premises, subject only to the production royalties and production payment obligation described in this paragraph.

     Closing shall be accomplished at a location mutually acceptable to both parties within thirty (30) days of notice of exercise of the Purchase Option ("Closing Date").

5.0  OWNER'S RIGHTS. COVENANTS. AND OBLIGATIONS.

5.1 OWNER'S WARRANTIES. Owner covenants, warrants, and represents that as of the effective date of this Agreement and as of the date of the Closing provided for in Section 4.3, which covenants, warranties and representations shall survive the Closing:

     (a) Owner owns the entire undivided title and interest in and to the Premises, except for paramount title in the United States as to the unpatented mining claims included in the Premises, that Owner is in possession of the Premises, that all required corporate authorizations have been obtained to give Owner the full power and authority to enter into this Agreement, that Owner knows of no other person claiming any interest in the Premises or the ground covered thereby, and that the Premises is free from all leases, liens, encumbrances, and outstanding adverse claims and interests.

     (b) Vista, in its sole discretion, may take any action reasonably necessary, including commencement of legal proceedings, to remove any clouds against or to cure any defects in Owner's title to the Premises. Owner agrees to cooperate with Vista if Vista undertakes any such action. Vista may credit against Vista's payment obligations under this Agreement and against the production payment provided for in the Mining Deed and recover from Owner any payments otherwise due or paid to Owner the reasonable costs and expenses, including attorney's fees, which Vista incurs in any such action. Owner may take curative steps, at its own expense, in lieu of Vista taking such curative action.

     (c) Owner, to the best of its knowledge and belief, and except for existing drill roads and drill sites on the Premises, is not aware of any reclamation obligations from any past mineral exploration or development activities on or with respect to the Premises that remain unfulfilled with any local, state or federal agencies having jurisdiction over such activities and is not aware of any environmental condition or contamination on or connected with the Premises of any nature, including, but not limited to, contamination by any hazardous substances ("Hazardous Substances") as defined in the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and as defined in the Resource Conservation Recovery Act and in any other applicable laws and regulations.

          Except for existing drill roads and drill sites on the Premises, the liability for which Vista hereby agrees to assume, Owner hereby indemnifies, defends, and holds Vista harmless from and against any and all claims, liabilities, losses, damages, costs and expenses, including but not limited to civil and criminal fines, penalties and interest, Superfund liability, clean-up costs, and reasonable attorney, environmental consultant, engineering, and expert fees, (collectively "Claims") arising out of or in connection with any reclamation obligation or Hazardous Substances or other environmental condition or contamination which exists on the Premises as of the effective date of this Agreement, or which is due to any act or omission of Owner and/or any prior occupants of the Premises.

     (d) The unpatented mining claims included in the Premises have been properly located, and that for each assessment year either payment of annual maintenance fees or rentals have been paid or assessment work has been performed to properly maintain the unpatented mining claims in accordance with applicable state and federal laws and regulations.

     (e) The location notices or location certificates for the unpatented mining claims included in the Premises have been properly filed in the proper office of the Bureau of Land Management in accordance with applicable Federal laws and regulations; and

     (f) Evidence of assessment work, payment of maintenance fees or rentals or notices of intention to hold have been properly recorded in the proper county, or recording district office and filed in the proper office of the Bureau of Land Management in accordance with applicable Federal laws and regulations for each assessment year to and including the assessment year ending September 1, 2004.

     (g) Before the execution of this Agreement, Owner has made available to Vista all drill core and/or drill cuttings and copies of all geological, geophysical, and engineering data and maps, logs of drill holes, results of assaying and sampling, and disclosed all additional data and information that Owner has knowledge of which may impact Vista's rights and obligations under this Agreement.

     (h)  Owner's representations and warranties in Section 5.1, subsections
          (a), (c), (d), (e) (f) and (g) shall survive Vista's exercise and Closing of the Purchase Option.

5.2 TITLE. Upon request by Vista, Owner shall provide Vista with recording data with respect to location notices and certificates, affidavits of annual labor, deeds, easements, or other documents which bear upon Owner's title to the Premises, and shall provide Vista with copies of all such documents and all title reports and abstracts in Owner's possession or control. Owner shall, upon Vista's request, record any such document in Owner's possession or control which has not been recorded.

5.3 LESSER INTEREST. Without impairment of the covenants and warranties of title contained in this Agreement, if Owner owns less than the entire undivided estate in the Premises, all Agreement payments and the Purchase Price shall be proportionately reduced and all payments due under this Agreement shall be payable to Owner only in the proportion that Owner's actual ownership interest in the Premises bears to the whole and undivided estate.

5.4  INSPECTION.

     (a) Owner and its agents, employees, or personal representatives, duly authorized in writing, may inspect the activities of Vista on the Premises during normal business hours, provided, however, that (i) such inspection shall be made upon no less than twenty-four (24) hours prior notice given to Vista, and (ii) such inspection shall be subject to the safety requirements of Vista.

     (b) Owner, in the exercise of this right, shall hold Vista harmless from all claims for damages arising out of any death, personal injury, or property damage sustained by Owner, its agents, employees, or personal representatives while in or upon the Premises, unless such death or injury arises as a direct result of the negligence or willful misconduct of Vista.

6.0  VISTA'S COVENANTS AND OBLIGATIONS.

6.1  EXPLORATION ACTIVITIES.

     (a) Vista shall conduct all exploration and related activities on the Premises in a good and workmanlike manner and in accordance with accepted industry practices. All decisions with respect to the exploration of the Premises shall be made by Vista in its sole discretion.

     (b) Vista shall comply with all valid state, federal, state and local laws and regulations governing its activities on the Premises. If this Agreement is inconsistent with or contrary to any law or regulation, the law or regulation shall control and this Agreement shall be deemed to be modified accordingly.

     (c) Except as provided for in Section 5.4 (INSPECTION), Vista shall hold Owner harmless for all claims, loss, liability, liens or expense of any kind arising from or related to its activities on the Premises, excepting therefrom such claims or liability caused by the negligence or willful misconduct of Owner, its agents or employees. Vista agrees to indemnify Owner against any such claims or liability, including all costs and reasonable attorney's fees incurred by Owner in defending against such claim or liability.

6.2 INSURANCE. Vista shall carry at all times during the term of this Agreement, workmen's compensation and other insurance required by state laws and mining regulations.

6.3 REPORTS AND INFORMATION. During the term of this Agreement, Vista shall provide to Owner, annually, copies of drill-hole location maps, non-interpretive core analysis, drill hole logs, assay results and other factual reports from Vista's work on the Premises during the preceding year. Vista makes no representation or warranty as to the accuracy or completeness of any such data or information, and shall not be liable on account of any use by Owner or any other person of any such data or information. Vista shall not be responsible for the loss or destruction of any drill core. If Vista terminates this Agreement without exercising its Purchase Option, Vista shall provide Owner with all of the information previously obtained by Vista from Owner and with the above-listed data or information pertaining to the Premises that was generated by Vista, and not already provided to Owner, within thirty (30) days after termination.

6.4 CONFIDENTIALITY. Owner agrees to maintain all data, drill logs, assays, samples, reports, records, and other information and data relating to the Premises or Vista's operation on the Premises in strict confidence, including, without limitation, information obtained by the Owner through exercise of its inspection rights under Section 5.4 above during the term of this Agreement and thereafter if Vista exercises the Purchase Option pursuant to Section 4.2. Owner shall not disclose any such information to any person without the prior written consent of Vista. Information and data developed by Vista during the term of this Agreement is the property of Vista and, except as specifically provided in this Agreement, shall not be available to the Owner. Vista shall be entitled to injunctive relief to enforce its rights under this Section 6.4.

6.5 RECLAMATION. Vista shall comply with all local, state and federal laws and regulations relating to land reclamation. Should Vista terminate this Agreement before exercising its Option to Purchase, Vista agrees to reclaim surface disturbances resulting from its exploration activities on the Premises to conditions that are reasonably comparable to the conditions existing on the effective date of this Agreement and in accordance with all applicable local, state and federal laws and regulations.

     Vista shall be permitted to store, handle and dispose of substances on the Premises which may be regulated or defined as hazardous substances ("Hazardous Substances") as defined in the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and as defined in the Resource Conservation Recovery Act and in any other applicable laws and regulations as long as Vista does so in compliance with the applicable laws and regulations. Vista represents and warrants that Vista shall at all times during the term of this Agreement be in compliance with all such laws and regulations and shall indemnify, defend and hold Owner harmless from and against any and all claims, liabilities, losses, damages, costs and expenses, including but not limited to civil and criminal fines, penalties and interest, Superfund liability, clean-up costs, and reasonable attorney, environmental consultant, engineering, and expert fees, arising out of or in connection with any Hazardous Substances or other environmental condition or contamination caused by Vista in violation of this Section. This Section 6.5 shall survive the termination of this Agreement.

6.6  MAINTENANCE FEES AND ASSESSMENT WORK.

     (a) If Vista continues this Agreement beyond July 1, 2004, Vista shall pay any maintenance fee, rental, holding fee or other payment required under the federal mining laws to maintain the unpatented lode mining claims in the Premises. If any such law permits the performance of assessment work or annual labor in lieu of making all or a portion of any such payment, Vista shall determine whether to make such payment, perform such work or labor, or both.

     (b) For each assessment year during the term of this Agreement in which Vista pays a maintenance fee, rental, holding fee or other payment, or performs annual labor or assessment work, it shall prepare and record in the County office where the location notices or location certificates are recorded and in the proper office of the Bureau of Land Management, an affidavit of payment of maintenance fees, rentals, holding fees or assessment work or other document complying with the requirements of state law and the Federal Land Policy and Management Act of 1976 and the regulations implementing and supplementing the Act.

     (c) Vista shall have the benefit of all laws now existing or subsequently enacted which relate to such work or fees, including any laws extending the time within which to perform such work or to pay such fees, suspending such requirements, or exempting the unpatented mining claims in the Premises from such requirements. Vista shall be relieved of its obligation to perform such work or make such payments for any period in which such work or such payments are not required or are suspended under the federal mining laws.

6.7 AMENDMENTS. RELOCATIONS. AND PATENTS. During the term of this Agreement, Vista shall have the right, but not the obligation, to amend or relocate, in the name of Owner, any or all of the unpatented mining claims included in the Premises, to locate mill sites on ground theretofore covered by mining claims and vice versa, and to locate any fractions resulting from the location, amendment, or relocation of mining claims or mill sites. At the request of Vista, Owner shall apply for a patent for any or all of the unpatented mining claims. All expenses authorized by Vista in connection with locating, amending, or relocating mining claims or mill sites, or prosecuting patent proceedings shall be borne by Vista. The rights of Vista under this Agreement shall extend to all such locations, amended locations, relocations, and patented mining claims and mill sites.

7.0  TERMINATION. SURRENDER. AND DEFAULT.

7.1 DEFAULT. Should Vista fail to comply with any of the provisions of the Agreement, and should Vista not initiate and diligently pursue steps to correct the default within thirty (30) days after written notice has been given to it by Owner specifying with particularity the nature of the default, then upon the expiration of the thirty (30) day period, all rights of Vista under this Agreement, except as provided hereunder and in Section
     7.4 (REMOVAL OF PROPERTY), shall terminate, and all liabilities and obligations of Vista, except those liabilities existing on the date of termination, shall terminate.

     Should Vista, by notice given to Owner, dispute the existence of a default, then this Agreement shall not terminate hereunder unless Vista does not initiate and diligently pursue steps to correct the default within thirty
     (30) days after the default has been determined by a final decision of arbitrators or a court of competent jurisdiction.

7.2 TERMINATION. Vista may, at any time, terminate this Agreement as to all or any portion of the Premises by delivering to Owner or by filing for record in the appropriate office, with a copy to Owner, a good and sufficient Surrender or Partial Surrender of this Agreement. Upon mailing the Surrender or Partial Surrender to Owner or the appropriate County recording office, all rights of Vista under this Agreement with respect to the Premises, or portion of the Premises surrendered, except as provided in
     Section 7.4 (REMOVAL OF PROPERTY), shall terminate and all liabilities and obligations of Vista with respect to the Premises, or portion of the Premises surrendered, shall terminate on the date specified in the notice (except liabilities existing on the date of termination). Upon such termination by Vista, Vista shall also execute and deliver a Quitclaim Deed to Owner conveying the mining claims covered by this Agreement.

7.3 RIGHTS NOT TO BE SUSPENDED. Any dispute between the parties or resolution thereof relating to this Agreement shall not interfere with nor affect any right Vista may have under this Agreement.

7.4 REMOVAL OF PROPERTY. For a period of six (6) months following the termination of this Agreement, Vista shall have the right to remove from the Premises all structures, machinery, equipment, personal property, fixtures, and improvements owned by Vista or erected or placed on the Premises by Vista. Vista may keep one or more watchmen on the Premises during the six-month period.

8.0 RIGHT OF FIRST OFFER. If Owner desires to transfer all or any part of its interest in this Agreement or in the Premises to any third party, Vista shall have the right of first offer to acquire such interest as provided for in this Section 8.0.

     (a) If Owner intends to transfer all or any part of its interest in this Agreement or in the Premises, Owner shall promptly notify Vista of its intentions. The notice shall state the price and all other pertinent terms and conditions of the intended transfer, which shall be for a monetary consideration only. Vista shall have sixty (60) days from the date such notice is delivered to notify Owner whether it elects to acquire the offered interest at the same price and on the same terms and conditions as set forth in the notice. If Vista does so elect, the transfer shall be consummated promptly after notice of such election is delivered to the Owner.

     (b) If Vista fails to so elect within the period provided for in Section 8.0(a), Owner shall have one hundred eighty (180) days following the expiration of such period to consummate the transfer to a third party at a price and on terms no less favorable to the Owner than those set forth in the notice required in Section 8.0(a) above. If Owner consummates the transfer to a third party, Owner will promptly notify Vista in writing of the transfer and will provide Vista with documentation of the terms of the transfer.

     (c) If Owner fails to consummate the transfer to a third party within the period set forth in Section 8.0(b), Vista' right of first offer shall be deemed to be revived. Any subsequent proposal to transfer such interest shall be conducted in accordance with all of the procedures set forth in this Section 8.0. This right of first offer shall be binding upon any successors or assigns of Owner and upon any subsequent transfers by Owner or Owner's successors or assigns.

9.0  ASSIGNMENT/MULTIPLE PARTIES.

     (a) Vista and Owner may assign all or any portion of their rights under this Agreement, subject to the provisions set forth below.

     (b) Owner's right to assign any interest under this Agreement shall be subject to Vista's right of first offer as set forth in Section 8.0.

     (c) No change or division of the ownership of the Premises or the payments provided for herein, however accomplished, shall enlarge the obligations nor diminish the rights of Vista. Owner covenants that any change in ownership shall be accomplished in such a manner that Vista shall be required to make payments and to give notices to but one person, firm, or corporation. No change or division in ownership shall be binding on Vista until thirty (30) days after Owner has delivered Vista a certified copy of the recorded instrument evidencing the change or division.

     (d) Should Owner's interest in the Premises or payments now or hereafter be owned by more than one party, Vista may withhold payments until all such owners have designated a single party to act for all of them hereunder in all respects.

10.0 GENERAL PROVISIONS.

10.1 MEMORANDUM. Vista and Owner agree to enter into a Memorandum of this Agreement for the sole purpose of giving notice of the existence of this Agreement and of Vista's rights of access and its permitted activities on the Premises hereunder. Vista may record the Memorandum or this Agreement, or both, as it may elect.

10.2 ADDITIONAL DOCUMENTS. Owner shall provide Vista with such additional title documents as may be necessary to carry out the purposes of this Agreement. If conditions change by reason of conveyances, assignments, or other matters relating to the title or description of the Premises, Owner and Vista shall execute amendments to this Agreement and the Memorandum, and any other documents which may be necessary or convenient to reflect the changed conditions.

10.3 NOTICES. Any payment or notice required or desired to be given under this Agreement shall be effective when personally served upon the party to be given such payment or notice at the address designated below when deposited in the United States mail, certified return requested, or registered with postage thereon fully paid, when deposited with an express courier, or transmitted by telecopier, telex, or other electronic means of written communication. Until notified otherwise in writing, the addresses for such notices shall be as follows:

            If to Owner:            Hal Hewitt
                                    Monex Exploration
                                    5195 Rio Pinar
                                    Reno, Nevada 89509
                                    Fax: ____________


            If to Vista:            Attention:  President
                                    Vista Nevada Corp.
                                    7961 Shaffer Parkway, Suite 5
                                    Littleton, CO 80127
                                    Fax: 720-981-1186

     No change in address shall be binding on the other party until thirty (30) days after notice is communicated in the above manner. Routine or regular periodical reports and statements hereunder may be sent by regular mail so addressed.

10.4 SEVERABILITY. Should any court or administrative body of competent jurisdiction determine that any part, term, or provision of this Agreement is unenforceable, illegal, or in conflict with any state, federal, or local law, then, such part, term, or provision shall be considered severable from the rest of the Agreement, and the remaining provisions of the Agreement shall not be thereby affected, and this Agreement shall be construed and enforced as if the Agreement did not contain such part, term, or provision.

10.5 SOLE AGREEMENT. This Agreement, together with its exhibits, contains the entire agreement by and between Owner and Vista and no oral agreement, promise, statement, or representation which is not contained herein shall be binding on the parties. This Agreement shall not be modified or amended except by a writing signed by the parties hereto.

10.6 BINDING EFFECT. CONSTRUCTION. AND ENFORCEMENT. All covenants, conditions, and terms of this Agreement shall be of benefit to and run with the Premises and shall bind and inure to the benefit of the parties hereto, their respective successors and assigns. This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada.

10.7 TITLES. The titles to the respective sections hereof shall not be deemed a part of this Agreement but shall be regarded as having been used for convenience only.

10.8 RELATIONSHIP. Nothing contained in this Agreement shall be construed or deemed to create or constitute a joint venture, mining partnership, commercial partnership, or other partnership in relation.

10.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original. If any person named as Owner does not execute this Agreement, it shall nevertheless be binding upon those persons executing it.


IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


OWNER:                                   VISTA:
Monex Exploration, a partnership         Vista Nevada Corp, a Nevada corporation



By:_______________________________       By:_________________________________
   E. Chapel, individually and as
   a partner of Monex Exploration

                                         Title:______________________________


By:_______________________________
   Deborah H. Shields, individually
   and as a partner of Monex Exploration

STATE OF NEVADA      )
                     ss.
COUNTY OF WASHOE     )

This Option to Purchase Agreement was acknowledged before me this _____ day of September, 2003, by E. Chapel , individually and as a Partner of Monex Exploration.


                                            ------------------------------------
                                            Notary Public

STATE OF NEVADA      )
                     ss.
COUNTY OF WASHOE     )

This Option to Purchase Agreement was acknowledged before me on this _____ day of September, 2003, by Deborah H. Shields, individually and as a Partner Monex Exploration.

                                            ------------------------------------
                                            Notary Public

STATE OF COLORADO    )
                     ss.
COUNTY OF JEFFERSON  )

This Option to Purchase Agreement was acknowledged before me on this _____ day of September, 2003, by __________________________ as __________________________
of Vista Nevada Corp.

                                            ------------------------------------
                                            Notary Public

                                    EXHIBIT A
             OPTION TO PURCHASE AGREEMENT BETWEEN MONEX EXPLORATION
                              AND VISTA GOLD CORP.
                             DESCRIPTION OF PREMISES

The following described unpatented lode mining claims are located in Sections __________________, Township ___ North, Range ___ East, Mount Diablo Base and Meridian, in Pershing County, Nevada:


             CLAIM NAME                          BLM NMC NOS.
             ----------                          ------------